Q4 FISCAL 2018 Letter to Shareholders February 5, 2019 1

Q4 Fiscal 2018 Highlights

- Strong growth in acceptances with a record 257 systems, a 27.9% year-over-year increase.
- $213.6 million of revenue, a gross margin of 8.1% and a net loss of $99.8 million. Excluding stock-based compensation, we achieved 18.1% of gross margin and $14.0 million of adjusted EBITDA.
- Strong end-of-year product and install backlog of almost 1,400 systems with good diversity across states, sectors and international markets.
- We announced a strategic partnership and distributorship in Korea with SK E&C and quickly won contracts to supply Bloom Energy Servers to Korea Midland Power Co. (KOMIPO), one of Korea's six regional power generation companies, and to KT Corporation.

"We are pleased to have delivered another record top-line quarter, and a record year. The world is clearly placing more and more value on what we provide: clean, Always-On, extremely resilient and cost effective power. With our product and installation backlog at almost 1,400 systems at year-end, 70% more systems than we deployed in the whole of 2018, we are clearly entering 2019 with strong momentum."

KR Sridhar, Founder, Chairman and CEO, Bloom Energy

Q4 Fiscal 2018 Key Results

Total Acceptances (100 kW units)

257 systems



622
809
201
206
257
FY'17
FY'18
Q4'17
Q3'18
Q4'18

Revenue ($M)*

$213.6 million



$376.0
$742.0
$123.3
$190.2
$213.6
FY'17
FY'18
Q4'17
Q3'18
Q4'18

* Key Operating Metrics – Total Billings FY17: $424.4M, Q4'17: $129.3M

GAAP Gross Margin

8.1%



-4.8%
15.8%
9.8%
12.3%
8.1%
FY'17
FY'18
Q4'17
Q3'18
Q4'18

Non GAAP Gross Margin (excluding SBC)**

18.1%



-2.7%
21.4%
11.6%
20.8%
18.1%
FY'17
FY'18
Q4'17
Q3'18
Q4'18

** Key Operating Metrics – Gross Profit on Billings as a percentage of Total Billings FY17: 5.8%, Q4'17: 23.6%

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Dear Shareholder, During our fourth fiscal quarter, which ended December 31, 2018, Bloom Energy delivered strong acceptance growth, improved the quality and diversity of our product and installation backlog, and took further strides towards reducing product cost. This quarter, we achieved 257 acceptances, a record for the company, and slightly higher than the midpoint of our estimates. Revenue for the quarter was $213.6 million, also above estimates, and yielding a net loss of $99.8 million (including $92.8 million of stock-based compensation) and Adjusted EBITDA of $14.0 million. Q4 Fiscal 2018 Business Highlights Increasingly Diverse Customer Base Fuels Record Quarter for Acceptances We are very pleased to have delivered another record quarter for acceptances in Q4 at 257, representing 27.9% growth year-over-year. For the full year, we grew acceptances by 30.1% or 187 systems in comparison to 2017. This success demonstrates good progress in our strategy to diversify growth opportunities across industry sectors and international markets. While we continued to see strong growth in the data center and health care sectors, we also saw the utility sector, higher education, real estate and high tech manufacturing contribute significant acceptances during Q4. Our new distribution partnership with SK E&C drove Korean market acceptances in the quarter, and we Bloom Energy Servers at a US manufacturer also closed new business in Japan. Product and Installation Backlog Expands to Almost 1,400 Systems Our stated goal is to maintain a product and installation backlog that supports approximately 9-12 months of future acceptances. A record quarter for new bookings in Q4 expanded our product and installation backlog to 1,384 systems, a volume more than 70% higher than our actual customer acceptances in 2018. This keeps us comfortably in that 9-12 month range, even as we grow. As a reminder, given the variability of orders from quarter-to-quarter, we will only update our product backlog at the close of each fiscal year. 3

Partners HealthCare Win Underscores Sector's Growing Need for More Reliable and Sustainable Power

The Partners HealthCare acceptance on the East Coast this quarter is a good example of the growing geographic diversity of our acceptances, as well as of a sector where we can deliver much value.

If the US health care system were considered a separate country, it would be the seventh-largest producer of carbon dioxide in the world. The opportunity to decarbonize power generation and to safeguard patient care in the face of growing grid outages are significant priorities for the sector.



Partners HealthCare will deploy Bloom Energy Servers at its new corporate HQ in Somerville, MA.

Partners HealthCare is one of the nation's leading integrated health systems. This quarter, we commenced the first acceptances of 4.1 megawatts of Energy Servers at Partners locations throughout Massachusetts. Our deployments will boost Partners' readiness for future winter storms (Massachusetts suffered more than 100 outages to its electric power grid in 2017) and should reduce CO_2 emissions more than 20% by offsetting local grid power.

New Strategic Distribution Partnership with SK E&C Delivers Rapid Results

In November, we announced a strategic agreement with SK Group, the third largest company in South Korea, by which its affiliate SK Engineering and Construction (SK E&C) became a preferred distributor of Bloom Energy Servers in Korea. We had previously partnered with SK to bid successfully for South Korea's first solid oxide fuel cell installation in late 2017. That was an 8.35 MW deployment for Korea Energy (KOEN) just south of Seoul, which is now fully operational.



Bloom Energy Founder, Chairman and CEO KR Sridhar and SK E&C President and CEO Jaehyun Ahn sign Korea distribution partnership.

We believe the market for utility scale fuel cell deployments in Korea is substantial. The country is already a world leader in the sector with approximately 300 megawatts deployed, and its Ministry of Trade, Industry and Energy has announced its goal to expand deployments to approximately 600 MW by 2022, as part of a strategic plan to address air pollution.

We are pleased to report rapid results from our new partnership with SK. During the quarter, we achieved acceptances from SK E&C for significant new projects to Korea Midland Power, a KEPCO power generation company, and to KT Corporation (formerly Korea Telecom), South Korea's largest telecommunications company. In addition to acceptances in the quarter, new contracts also contributed significantly to our year-end product backlog. We have high expectations for

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further successes in Korea and look forward to sharing our progress with you. Successful Start to Landfill Biogas Pilot Paves Way for More Zero Carbon Options Just under 10% of our deployed Bloom Energy Server fleet are fueled by directed biogas today. In Q4 we powered up our first direct consumption biogas pilot at a landfill owned by a utility in the Southeast, which combines a standard Bloom Energy Server with a new biogas clean-up module, enabling us to generate clean electricity directly from biogas emitted by landfill, agricultural, waste and water treatment processes While we must stress that the technology for this landfill application is very much in its early stages, we also closed our first order for a biogas solution with an existing commercial customer in Silicon Valley for a similar application. The customer hopes to power one of its office locations using Bloom Energy Servers fueled by biogas from a nearby Bloom Energy Servers in high density landfill site. We look forward to providing more details on the progress ‘Power Tower’ configuration at of these early field deployments in future quarters. Bundang, Korea. Increased Investment in R&D to Grow Market Opportunity Through Product Cost Reduction As we enter 2019 we are excited for the opportunity to drive further cost reduction through the introduction of our next generation Bloom 7.5 platform. We are on track with our plans to begin testing later this year. The Bloom 7.5 platform will deliver customers 50% more power in the same physical footprint as our current generation, bringing about a step change in reducing our product cost. This, combined with continued manufacturing process innovation and manufacturing volume increases should continue our rapid cost down trajectory. As we enter the New Year, we are ramping up our spend in R&D to build prototype units. Duration of Grid Outages Almost Doubles from 2016 to 2017 Due to Extreme Weather Events Finally, for this quarter’s Business Highlights, we note new data released by the Energy Information Administration (EIA) which highlights why our value proposition is becoming so mainstream. . The EIA reported that the average duration of electric power outages almost doubled between 2016 and 2017 to 7.8 hours per customer, driven largely by an increase in major storms. 5

Data such as this should be of concern to every chief executive in America. Too many organizations still rely on legacy diesel generator back-up equipment to provide protection against outages.

This 100-year-old technology is neither well suited to extended outages, nor is it aligned to the environmental standards of most air quality districts or the sustainability goals of the most progressive organizations.

In the face of more and longer grid outages, we believe that on-site, clean, always-on power that Bloom Energy Servers provide will become an increasingly attractive proposition.

Q4 Fiscal 2018 Financial Highlights

	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Acceptances (100 kW)	201	206	257	622	809
Revenue ($M)	$123.3	$190.2	$213.6	$376.0	$742.0
GAAP Gross Margin (%)	9.8%	12.3%	8.1%	(4.8%)	15.8%
Gross Margin Excluding SBC (%)	11.6%	20.8%	18.1%	(2.7%)	21.4%
GAAP Net Loss ($M)	($67.8)	($78.6)	($99.8)	($262.6)	($241.8)
Adjusted EBITDA ($M)	($8.0)	$15.1	$14.0	($79.7)	$66.9
GAAP Net Loss per Share ($)	($6.56)	($0.97)	($0.91)	($25.62)	($4.54)
Adjusted Net Loss per Share ($)	($0.55)	($0.13)	($0.12)	($2.66)	($0.63)

Total Acceptances

We achieved 257 acceptances in Q4 of FY18, or 25.7 megawatts, a 27.9% increase in acceptances year-over-year driven by the growth in our product and install backlog. We achieved 809 acceptances, or 80.9 megawatts for the full year, a 30.1% increase in acceptances compared to full year FY17.


Bloomenergy

Generally, an acceptance occurs when the system is turned on and producing full power. For Korea orders, however, our partner, SK E&C is responsible for the installation. Given that, our acceptance criteria is different. In Q4 of FY18, we achieved acceptance on our Korea orders when the systems were delivered to the port of shipment. Upon acceptance, the customer order is moved from product backlog and is recognized as revenue.

The 257 acceptances achieved in the quarter were highly diverse, spanning eleven customers, multiple industries and three countries. As we discussed on our last earnings call, Korea orders accounted for a large portion of our acceptances – 58% of the total.

6

Revenue We generated $213.6 million of GAAP revenue in Q4 of FY18 compared to $123.3 million in Q4 of FY17, an increase of 73.3% year- over-year and up 12.3% sequentially. For the full year FY18, we generated $742.0 million of GAAP revenue, compared to $376.0 million in full year FY17, an increase of 97.4%. Full year FY18 revenue included a one-time retroactive ITC benefit fot $45.5 million in Q1 of 2018, which was recognized after the ITC was reinstated in February 2018. As we have stated previously, it is difficult to draw meaningful comparisons when evaluating P&L metrics between full year FY18 and full year FY17, because in full year FY17, a portion of our acceptances were recognized ratably and we did not have the benefit of the federal investment tax credit (ITC). Consistent with prior quarters in 2018, there were three principal drivers of this revenue increase relative to Q4 of FY17: . an increase in volume (acceptances) by 56 systems from 201 to 257 acceptances . a higher mix of upfront versus ratable revenue recognition acceptances (100% in Q4 of FY18 versus 95% in Q4 of FY17) as mentioned above; and . ITC was reinstated on February 9, 2018. ITC was not available to the fuel cell industry in 2017, so our revenue in 2018 now includes the benefit of ITC. Billings is a key operating metric that reflects all invoices issued in the quarter and, historically, it closely represents 100% upfront revenue recognition for the product and install portion of our customer contracts. When compared to the $129.3 million of total billings for Q4 of FY17, the GAAP revenue for Q4 of FY18 represents year-over- year growth of approximately 65.2%, with the majority of that growth driven by volume and the reinstatement of ITC in 2018. Gross Margin Gross profit was $17.2 million in Q4 of FY18, yielding a gross margin of 8.1%. Profitability in the quarter was generally driven from the unit level profit, which is the difference between our average selling price (ASP) and average total installed system cost (TISC), on product accepted in the quarter. For the full year FY18, gross profit was $117.1 million yielding a gross margin of 15.8%. Profitability for the year was also driven by the unit level profit on our acceptances. Additionally, there was a one-time net benefit of $36.1 million to gross profit related to the revenue and associated supplier costs for the 7 retroactive federal investment tax credit (ITC) received in Q1 of FY18 for acceptances achieved in FY17. Excluding stock-based compensation, gross profit for Q4 of FY18 was $38.7 million, which represented gross margin of 18.1%. This gross margin was down sequentially by 2.7% relative to Q3 of FY18. This sequential decline was driven by the larger mix of Korea acceptances in the quarter, which have a lower margin profile than the margin achieved in our US C&I business. Excluding stock-based compensation, gross profit for the full year FY18 was $158.6 million, yielding gross margin of 21.4%. Again, the annual gross margin includes the one-time net benefit of retroactive ITC received in Q1 of FY18 for acceptances achieved in full year FY17. Consistent with our prior Shareholder Letters, we do not believe that year-over-year comparisons are as meaningful of our operating performance because of the absence of ITC in 2017. Operating Expenses Operating expenses for Q4 of FY18 were $105.4 million, which included an increase in stock-based compensation, investments in people and materials to support our next generation Energy Server development, new product application development, as well as investments in our demand generation functions to support increased growth. For the full year FY18, operating expenses were $270.9 million. Excluding stock-based compensation, Q4 of FY18 operating expenses were $34.0 million, which were flat sequentially to Q3 of FY18 and an increase of $0.6 million year-over-year, or 1.9%. As a percent of total revenue, our operating expenses (again excluding stock-based compensation) decreased 11.2 percentage points from 27.1% of revenue in Q4 of FY17 to 15.9% of revenue in Q4 of FY18. For the full year FY18, our operating expenses were $132.1 million, which was an increase of $15.6 million over the full year FY17, or 13.4%. As a percentage of total revenue, our full year operating expenses, excluding stock based compensation, decreased as a percentage of revenue from 31.0% in full year FY17 to 17.8% in full year FY18. 8

Net Loss and Adjusted EBITDA Net loss for Q4 of FY18 was $99.8 million. GAAP results for Q4 of FY18 included $92.8 million of stock-based compensation expenses related stock grants issued at the time of our IPO, which we discussed on our last earnings call. Net Loss for the full year FY18 was $241.8 million, which included $180.3 million of stock-based compensation expenses. Adjusted EBITDA for Q4 of FY18 was $14.0 million, or 6.6% of total revenue. For the full year of FY18, adjusted EBITDA was $66.9 million. Free Cash Flow Our cashflow from operations was ($44.8) million for Q4 of FY18. We calculate free cash flow as cash flow from operations less capital expenditures. For Q4 of FY18, we achieved free cash flow of ($55.6) million. This large negative amount is driven by the collection timing of the Korea order, which is expected to be collected in Q1 of FY19, but for which we recognized and billed revenue in Q4 of FY18. For the full year FY18, our free cash flow was ($76.3) million, again, principally driven by the timing of the Korea cash collection in Q1 of FY19. Estimates Our outlook for key metrics for Q1 of FY19: Q1 FY19 Acceptances (100 kW units) 215 to 245 Average Sales Price (dollars-per-kilowatt) $6,750 to $7,050 Total Installed System Cost (dollars-per-kilowatt) $5,600 to $5,900 Generally, the mid-point of these estimates would generate a gross profit for the product and install revenue on our non-GAAP P&L. Despite this, due to lower volume, customer mix and an increase in investment in R&D and demand generation functions, we expect a non-GAAP operating loss for Q1 of FY19. 9

For the second-half of 2019, we expect to to achieve both revenue growth over the prior comparative period and non-GAAP gross margin in the range of 25% to 30%. More details around this can be found in the conference call transcript, which will be available on our investor relations website after our earnings call. This outlook is subject to a number of risks and uncertainties and actual results may differ materially due to a variety of factors, as more clearly outlined in the “Forward-Looking Statements” section of this letter. Summary We continued to execute on our overall business plan in the Q4 of FY18, as we deployed a record numbers of systems, expanded our market presence across several geographies, introduced new technologies to augment our base energy server platform and delivered financial results that were in-line with our previously communicated estimates. With FY18 now behind us, we turn our focus to FY19, as we continue on our mission to deliver clean, reliable and affordable energy to everyone in the world. Sincerely, KR Sridhar, Founder, Chairman and Chief Executive Officer Randy Furr, Chief Financial Officer 10

Bloom Energy
Summary GAAP Profit and Loss Statements

($000)	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Revenue	123,251	190,190	213,606	375,996	742,038
Cost of Revenue	111,201	166,805	196,358	394,040	624,968
Gross Profit (Loss)	**12,050**	**23,385**	**17,248**	**(18,044)**	**117,070**
Gross Margin	***9.8%***	***12.3%***	***8.1%***	***-4.8%***	***15.8%***
Operating Expenses	39,345	89,496	105,424	139,235	270,927
Operating Income	**(27,295)**	**(66,111)**	**(88,176)**	**(157,279)**	**(153,857)**
Operating Margin	***(22.1%)***	***(34.8%)***	***(41.3%)***	***(41.8%)***	***(20.7%)***
Non-operating Expenses	40,466	12,468	11,605	105,320	87,896
Net Loss	**(67,761)**	**(78,579)**	**(99,781)**	**(262,599)**	**(241,753)**

Bloom Energy
Summary Non-GAAP Financial Information

Excluding Stock Based Compensation ($000)	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Revenue	123,251	190,190	213,606	375,996	742,038
Cost of Revenue	109,010	150,649	174,902	386,306	583,487
Gross Profit (Loss)	**14,241**	**39,541**	**38,704**	**(10,310)**	**158,551**
Gross Margin	***11.6%***	***20.8%***	***18.1%***	***(2.7%)***	***21.4%***
Operating Expenses	33,406	33,975	34,047	116,490	132,124
Operating Income	**(19,165)**	**5,566**	**4,657**	**(126,800)**	**26,427**
Operating Margin	***(15.5%)***	***2.9%***	***2.2%***	***(33.7%)***	***3.6%***
Non-operating Expenses	40,466	12,468	11,605	105,320	87,896
Net Income (Loss)	(59,631)	(6,902)	(6,948)	(232,120)	(61,469)
Adjusted EBITDA	**(7,968)**	**15,050**	**14,004**	**(79,663)**	**66,863**

Stock-Based Compensation ($000)	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Gross Profit (Loss)	12,050	23,385	17,248	(18,044)	117,070
Stock-based compensation-Cost of Revenue	2,191	16,156	21,456	7,734	41,481
Gross Profit (Loss)-excluding SBC	**14,241**	**39,541**	**38,704**	**(10,310)**	**158,551**
Operating Expenses	39,345	89,496	105,424	139,235	270,927
Stock-based compensation-Opex	5,939	55,521	71,377	22,745	138,803
Operating Expenses (excluding SBC)	**33,406**	**33,975**	**34,047**	**116,490**	**132,124**

Q4'18 Non GAAP Financial Information$'000	Upfront	Ongoing				Total
	Product + Install	Service	Product + Install	Electricity	Total Ongoing	Q4'18
Acceptances (100kW)	257					257
Revenue	173,292	21,752	4,742	13,820	40,314	213,606
Cost of Revenue	137,075	26,283	3,556	7,988	37,827	174,902
Gross Profit	**36,217**	**(4,531)**	**1,186**	**5,832**	**2,487**	**38,704**
Opex						34,047
Operating Income						**4,657**

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Key Operating Metrics ($000)	**Q4'17**	**Q3'18**	**Q4'18**	**FY'17**	**FY'18**
Billings	129,292	167,603	152,818	424,435	620,098
Gross Profit on Billings	30,449	36,222	26,580	24,726	132,401
Gross Profit as a % of Total Billings	***23.6%***	***21.6%***	***17.4%***	***5.8%***	***21.4%***
Operating Expenses (excluding SBC)	33,406	33,975	34,047	116,490	132,124
Operating Income on Billings	**(2,957)**	**2,247**	**(7,467)**	**(91,764)**	**277**
Operating Margin on Billings	***(2.3%)***	***1.3%***	***(4.9%)***	***(21.6%)***	***0.0%***

Product & Install Unit Economics ($/kW)[1]	**Q4'17**	**Q3'18**	**Q4'18**	**FY'17**	**FY'18[3]**
ASP	5,295	7,231	6,756	5,542	7,155
TISC[2]	4,231	5,648	5,344	5,084	5,425
Profit (Loss)	**1,064**	**1,583**	**1,412**	**458**	**1,730**

1. Q4'17 & FY'17 calculated based on Operating Metrics; Q3'18, Q4'18 & FY'18 based on GAAP Financials

2. Total installed system cost is a cost metric to approximate the product and install cost of goods sold on a per kilowatt basis

3. FY18 included one time retroactive ITC benefit for FY17 of $45.5 million and $9.4 million of cost

Working Capital Metrics[1]	**Q4'17**	**Q3'18**	**Q4'18**
Days of Sales	24	19	27
Days of Inventory	80	87	73
Days of Payables	41	34	33

1. Q4'17 calculated based on Operating Metrics, as those better represent the operational throughput of the business; Q3'18 and Q4'18 based on GAAP Financials

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Today, our customer base includes 25 of the Fortune 100 companies and 42 of the Fortune 500. 13

Bloom Energy Consolidated Balance Sheet (Unaudited) December 31 (in thousands) 2018 Assets Current assets Cash and cash equivalents $220,728 Restricted cash 28,657 Short term investments 104,350 Accounts receivable 84,887 Inventories, net 132,476 Deferred cost of revenue 62,147 Customer financing receivable 5,594 Prepaid expenses and other current assets 33,742 Total current assets 672,581 Property, plant and equipment, net 481,414 Customer financing receivable, non-current 67,082 Restricted cash 31,100 Deferred cost of revenue, non-current 102,699 Other long-term assets 34,792 Total assets 1,389,668 Liabilities, Convertible Redeemable Preferred Stock and Stockholders’ Deficit Current liabilities Accounts payable $66,889 Accrued warranty 19,236 Accrued other current liabilities 69,535 Deferred revenue and customer deposits 94,158 Current portion of debt 29,848 Total current liabilities 279,666 Preferred stock warrant liabilities - Derivative liabilities 10,128 Deferred revenue and customer deposits 241,794 Long-term portion of debt 711,433 Other long-term liabilities 55,937 Total liabilities 1,298,958 Commitments and contingencies Redeemable noncontrolling interest 57,261 Convertible redeemable preferred stock: 80,461,552 shares authorized at December 31, 2018; no shares outstanding at December 31, 2018 - Stockholders’ deficit Common stock: $0.0001 par value; Class A shares, 400,000,000 shares authorized at December 31, 2018, and 20,868,286 shares issued and outstanding at December 31, 2018, Class B shares, 400,000,000 shares authorized at December 31, 2018, and 88,552,897 shares 11 issued and outstanding at September 30, 2018 Additional paid-in capital 2,480,597 Accumulated other comprehensive loss 131 Accumulated deficit (2,572,400) Total stockholders’ deficit -91,661 Non-controlling interest 125,110 Total deficit 90,710 Total liabilities, convertible redeemable preferred stock and deficit $1,389,668 14

Bloom Energy Consolidated Statement of Operations (Unaudited) Three Months Ended December 31 (in thousands, except for per share data) 2017 2018 Revenue Product $66,913 $156,671 Install 21,601 21,363 Service 19,927 21,752 Electricity 14,810 13,820 Total Revenue 123,251 213,606 Cost of Revenue Product 70,450 128,076 Install 16,933 31,819 Service 14,012 28,475 Electricity 9,806 7,988 Cost of Revenue 111,201 196,358 Gross profit (loss) 12,050 17,248 Total operating expenses 39,345 105,424 Profit (loss) from operations (27,295) (88,176) Interest Income 298 1,996 Interest expense (29,807) (17,806) Other income (expense), net (123) 635 Loss on revaluation of warrant liabilities and embedded derivatives (15,114) (13) Net loss before income taxes (72,041) (103,364) Income tax provision (benefit) (120) 1,079 Net loss (71,921) (104,443) Net loss per share attributable to non-controlling interests and redeemable non-controlling interests (4,160) (4,662) Net loss attributable to common stockholders (67,761) (99,781) Net loss per share attributable to common stockholders, basic and diluted ($6.56) ($0.91) Weighted average shares used to compute net loss per share attributable to common stockholders, basic 10,333 109,416 and diluted 15

Bloom Energy Consolidated Statement of Cash Flows (Unaudited) Year Ended December 31 (in thousands) 2017 2018 Cash flows from operating activities: Net Loss ($281,265) ($259,489) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation 46,105 42,663 Write off of property, plant and equipment, net 48 939 Revaluation of derivative contracts 14,754 28,471 Stock-based compensation 30,479 180,284 Loss on long-term REC purchase contract (70) 200 Revaluation of stock warrants (2,975) (9,108) Amortization of interest expense from preferred stock warrants 1,060 1,066 Amortization of debt issuance cost 3,263 3,868 Amortization of debt discount from embedded derivatives 42,989 20,503 Changes in operating assets and liabilities: Accounts receivable 4,849 (54,570) Inventories, net (7,105) (42,216) Deferred cost of revenue (70,979) 88,324 Customer financing receivable and others 5,459 4,878 Prepaid expenses and other current assets (2,175) (7,064) Other long-term assets 4,625 2,693 Accounts payable 7,076 18,307 Accrued warranty (7,045) 2,426 Accrued other current liabilities 8,599 (6,800) Deferred revenue and customer deposits 91,893 (91,996) Other long-term liabilities 43,239 18,204 Net cash used in operating activities (67,176) (58,417) Cash flows from investing activities: Purchase of property, plant and equipment (5,140) (14,659) Payments for acquisition of intangible assets - (3,256) Purchase of marketable securities (29,043) (103,914) Proceeds from maturities of marketable securities 2,250 27,000 Net cash (used in) investing activities (31,933) (94,829) Cash flows from financing activities: Borrowings from issuance of debt 100,000 - Repayment of debt (20,507) (18,770) Repayment of debt to related parties (912) (1,390) Debt issuance cost (6,108) - Proceeds from non-controlling and redeemable non-controlling interests 13,652 - Distributions to non-controlling and redeemable non-controlling interests (23,659) (15,250) Proceeds from issuance of common stock 432 1,521 Proceeds from public offerings, net of underwriting discounts and commissions - 292,529 Payments of initial public offering issuance costs (1,092) (5,521) Net cash provided by financing activities 61,806 253,119 Net (decrease) increase in cash, cash equivalents, and restricted cash (37,303) 99,873 Cash, cash equivalents, and restricted cash: Beginning of period $217,915 $180,612 End of period $180,612 $280,485 16

Bloom Energy

Reconciliation of GAAP to Non-GAAP Financial Measures (Unaudited) (In Thousands)

Gross Margin to Gross Margin Excluding Stock Based Compensation

Gross margin excluding stock based compensation (SBC) is a supplemental measure of operating performance that does not represent and should not be considered an alternative to gross margin, as determined under GAAP. This measure removes the impact of stock based compensation. We believe that gross margin excluding stock based compensation supplements the GAAP measure and enables us to more effectively evaluate our performance period-over-period. A reconciliation of gross margin excluding stock based compensation to gross margin, the most directly comparable GAAP measure, and the computation of gross margin excluding stock based compensation are as follows:

	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Revenue	**123,251**	**190,190**	**213,606**	**375,996**	**742,038**
Gross Profit (Loss)	12,050	23,385	17,248	(18,044)	117,070
Gross Margin %	**9.8%**	**12.3%**	**8.1%**	**(4.8%)**	**15.8%**
Stock-based compensation (Cost of Revenue)	2,191	16,156	21,456	7,734	41,481
Gross Profit (Loss) excluding SBC	14,241	39,541	38,704	(10,310)	158,551
Gross Margin excluding SBC %	**11.6%**	**20.8%**	**18.1%**	**(2.7%)**	**21.4%**

Operating Income to Operating Income Excluding Stock Based Compensation

Operating income excluding stock based compensation is a supplemental measure of operating performance that does not represent and should not be considered an alternative to operating income, as determined under GAAP. This measure removes the impact of stock based compensation. We believe that operating income excluding stock based compensation supplement the GAAP measure and enable us to more effectively evaluate our performance period-over-period. A reconciliation of operating income excluding stock based compensation to operating income, the most directly comparable GAAP measure, and the computation of operating income excluding stock based compensation are as follows:

	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Operating Income	**(27,295)**	**(66,111)**	**(88,176)**	**(157,279)**	**(153,857)**
Stock-based compensation	8,130	71,677	92,833	30,479	180,284
Operating Income excluding SBC	**(19,165)**	**5,566**	**4,657**	**(126,800)**	**26,427**

Net Loss to Adjusted Net Loss and Computation of Adjusted Net Loss per Share

Adjusted net loss and adjusted net loss per share are supplemental measures of operating performance that do not represent and should not be considered alternatives to net loss and net loss per share, as determined under GAAP. This measure removes the impact of the non-controlling interests associated with our legacy PPA entities, the revaluation of warrants and derivatives, fair market value adjustment for the PPA derivatives, and stock based compensation, all of which are non-cash charges. We believe that adjusted net loss and adjusted net loss per share supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of adjusted net loss to net loss, the most directly comparable GAAP measure, and the computation of adjusted net loss per share are as follows:

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	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Net loss to Common Stockholders	**(67,761)**	**(78,579)**	**(99,781)**	**(262,599)**	**(241,753)**
Loss for non-controlling interests[1]	(4,160)	(3,931)	(4,662)	(18,666)	(17,737)
Loss (gain) on warrant & derivatives liabilities[2]	15,114	(1,655)	13	14,995	21,589
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	60	(1,103)	(1,175)	1,032	(2,227)
Stock-based compensation	8,130	71,677	92,833	30,479	180,284
Adjusted Net Loss	**(48,617)**	**(13,591)**	**(12,772)**	**(234,759)**	**(59,844)**
Adjusted net loss per share	**$ (0.55)**	**$ (0.13)**	**$ (0.12)**	**$ (2.66)**	**$ (0.63)**
Pro forma weighted average shares outstanding attributable to common, Basic and Diluted (thousands)[4]	88,406	102,958	110,314	88,321	94,825

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company), a wholly owned subsidiary
4. Includes adjustments to reflect assumed conversion of redeemable convertible preferred stock and convertible promissory notes

Net Loss to Adjusted EBITDA

Adjusted EBITDA is a non-GAAP supplemental measure of operating performance that does not represent and should not be considered an alternative to operating loss or cash flow from operations, as determined by GAAP. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense, non-controlling interest, revaluations, stock based compensation and depreciation and amortization expense. We use Adjusted EBITDA to measure the operating performance of our business, excluding specifically identified items that we do not believe directly reflect our core operations and may not be indicative of our recurring operations. Adjusted EBITDA may not be comparable to similarly titled measures provided by other companies due to potential differences in methods of calculations. A reconciliation of Adjusted EBITDA to net loss is as follows:

	Q4'17	Q3'18	Q4'18	FY'17	FY'18
Net loss to Common Stockholders	**(67,761)**	**(78,579)**	**(99,781)**	**(262,599)**	**(241,753)**
Loss for non-controlling interests[1]	(4,160)	(3,931)	(4,662)	(18,666)	(17,737)
Loss (gain) on warrant & derivatives liabilities[2]	15,114	(1,655)	13	14,995	21,589
Loss (gain) on the Fair Value Adjustments for certain PPA derivatives[3]	60	(1,103)	(1,175)	1,032	(2,227)
Stock-based compensation	8,130	71,677	92,833	30,479	180,284
Depreciation & Amortization	11,137	10,587	10,522	46,105	42,663
Provision (benefit) for Income Tax	(120)	(3)	1,079	636	1,537
Interest Expense / Other Misc	29,632	18,057	15,175	108,355	82,507
Adjusted EBITDA	**(7,968)**	**15,050**	**14,004**	**(79,663)**	**66,863**

1. Represents the profits and losses allocated to the non-controlling interests under the hypothetical liquidation at book value (HLBV) method
2. Represents the adjustments to the fair value of the warrants issued or embedded derivatives associated with the convertible notes
3. Represents the adjustments to the fair value of the derivative forward contract for one PPA entity (our first PPA company)

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Forward-Looking Statements This letter may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding our strategies, trends and expected expansion and estimates of future acceptances, Average Sales Price and Total Installed System Costs. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: our limited operating history, the emerging nature of the distributed generation market, the significant losses we have incurred in the past, the significant upfront costs of our Energy Servers, the risk of manufacturing defects, the accuracy of our estimates regarding the useful life of our Energy Servers, the availability of rebates, tax credits and other tax benefits, our reliance on tax equity financing arrangements, our reliance upon a limited number of customers, our lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of our Energy Servers, business and economic conditions and growth trends in commercial and industrial energy markets, global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market and other risks and uncertainties. These statements were made as of February 5, 2019, and reflect management’s views and expectations at that time. We disclaim any obligation to update or revise any forward-looking statements in this letter to reflet subsequent events, actual results or changes in our expectations. 19